Exhibit 99.1

Plum Creek Timber Company, Inc.
999 Third Avenue, Suite 4300
Seattle, Washington 98104
206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
October 24, 2005	Media: Kathy Budinick 1-206-467-3620

Plum Creek Timber Company, Inc. Reports Higher Third
Quarter Earnings

SEATTLE, Wash. – Plum Creek Timber Company, Inc. (NYSE: PCL) today announced third quarter earnings of $96 million, or $0.52 per diluted share, on revenues of $427 million. Earnings for the third quarter of 2004 were $77 million, or $0.42 per diluted share, on revenues of $363 million.

During the third quarter, the company recorded a $2 million expense, or $0.01 per diluted share, related to timber destroyed by Hurricane Katrina. In addition, the third quarter 2005 earnings include a reduction in the company’s deferred tax liability resulting in a tax-benefit of approximately $5 million, or $0.03 per diluted share. The tax benefit is the result of the company’s ability to reduce its estimated built-in gains tax liabilities by reinvesting proceeds from land sales into attractive timberlands.

Earnings for the first nine months of 2005 were $287 million, or $1.56 per diluted share, on revenues of $1.2 billion. Results for the first nine months of 2005 include a $20 million after-tax gain on the first quarter sale of the company’s remaining coal assets. As a result, income from continuing operations for the first nine months of 2005 was $267 million, or $1.45 per fully diluted share. Earnings for the first nine months of 2004 were $289 million, or $1.57 per diluted share, on revenues of $1.2 billion. Results for the first nine months of 2004 included $69 million of operating income from the sale of $133 million of large, non-strategic timberlands and a pre-tax gain of $5 million ($3 million after-tax gain, or $0.02 per diluted share) from the sale of a working interest in a coalbed methane project.

Cash provided by operating activities in the third quarter of 2005 totaled $199 million, up 59 percent from the $125 million provided from operating activities for the same period of 2004. Cash provided by operating activities in the first nine months of 2005 totaled $427 million. This compares to $516 million provided during the first nine months of 2004, which included approximately $129 million from the sale of large, non-strategic timberlands. The company ended the third quarter of 2005 with $409 million in cash and cash equivalents.

“We are pleased with the results for the quarter, especially given that our harvest volumes were lower than we originally anticipated,” said Rick Holley, president and chief executive officer. “Timber markets remained firm throughout the country and interest in recreation and other higher and better use properties remained excellent. Thankfully, all our employees and contractors in the path of Hurricane Katrina are safe. Damage to our timberlands in the region was limited, highlighting one benefit of our geographic diversity.”

Review of Operations
The Northern Resources segment reported third quarter operating profit of $26 million, similar to the $27 million reported for the same period of 2004. Harvest volumes in the Northern segment exceeded 1.35 million tons, up nearly six percent from the same period of 2004, but were approximately 150,000 tons lower than planned due to harvesting restrictions during peak fire danger in the West. Log demand from lumber and plywood manufacturers across the Northern segment has remained strong. As a result, sawlog prices were similar to the prices experienced during the third quarter of 2004. Pulpwood prices in the Northeast continued to move up, the result of tight contractor availability in the region. However, higher fuel prices led to an increase in logging costs, resulting in flat operating profits when compared to the same period of 2004.

Operating profit in the Southern Resources segment was $45 million for the third quarter, down from $52 million for the same period of 2004. Hurricane Katrina damaged a small portion of the company’s timberlands in Mississippi. As a result, the company recorded a $2 million charge in the segment for the timber destroyed. Prices for both sawlogs and pulpwood were virtually unchanged when compared to the third quarter of 2004. The third quarter 2005 harvest was approximately seven percent, or 260,000 tons, lower than the same period of 2004. Some pay-as-cut customers chose to buy lower-priced spot market logs from third parties and defer their harvest on higher-priced pay-as-cut contracts.

The Real Estate segment reported third quarter revenue of $116 million compared to $42 million in the third quarter of 2004. The difference reflects the transaction-driven nature of this segment. The segment operating profit was $51 million for the third quarter of 2005 and $26 million for the same period of 2004. The sale of small, non-strategic timberlands accounted for more than 80 percent of the land sold during the quarter, with conservation and recreation lands accounting for the balance.

The Manufacturing segment reported operating profit of $9 million for the third quarter of 2005, down from the near-record quarterly profit of $23 million reported for the third quarter of 2004. Although demand for these products remains very good, increases in lumber and structural panel supply over the past twelve months pushed lumber and plywood prices lower when compared to the third quarter of last year. Average lumber prices were down 17 percent, while average plywood prices were down approximately 13 percent from the same period of 2004. The company’s medium density fiberboard (MDF) price realizations during the third quarter of 2005 were similar to those experienced during the same period of 2004.

Timberland Acquisitions
On October 3, the company announced that it had signed a definitive agreement to purchase approximately 650,000 acres of timberland in the Upper Peninsula of Michigan for approximately $345 million. The lands consist of well-stocked, professionally managed mixed hardwood and conifer forests in attractive, long-term timber markets. The transaction is subject to customary closing conditions and is expected to close in the fourth quarter of 2005. This cash accretive acquisition is expected to be funded with a combination of 1031 like-kind exchange funds and debt.

Outlook
Sawlog demand in most regions of the country should remain strong, as mills continue to meet the demand from home construction, industrial, and repair and remodel markets. Sawmills have comfortable log inventories and, as a result, the company expects sawlog prices in most regions to be steady.

Pulpwood consuming mills have comfortable log inventories in most regions and, as a result, the company expects pulpwood prices to hold at current levels.

Harvest volumes are expected to be between 4.6 and 4.8 million tons of timber during the fourth quarter, resulting in an estimated 2005 harvest between 18.9 and 19.1 million tons.

The company expects Real Estate segment revenues for the fourth quarter to be between $30 and $40 million, resulting in full-year revenues of $250 to $260 million. Real Estate segment results could be higher depending on the extent of large, non-strategic timberlands sold during the remainder of the year.

Profitability in the company’s manufacturing segment is expected to decline moderately from the third quarter levels as the result of typical seasonal reductions in sales volumes and modestly lower lumber and MDF prices.

Fourth quarter income from continuing operations is expected to be between $0.32 and $0.37 per share. These estimates do not include the effect of any large, non-strategic timberlands sales that the company may conclude during the quarter.

“Plum Creek continues to execute its strategies designed to grow our long-term cash flow while growing the value of our asset base,” continued Holley. “Our pending acquisition of 650,000 acres of Michigan timberland is an excellent example of the execution of our strategy to create long-term shareholder value. We expect these high quality timberlands to add to our future harvests and cash flow. We will continue our disciplined approach to capital allocation with the goal of increasing the long-term value of each shareholder’s investment in Plum Creek.”

Earnings Conference Call and Supplemental Information
Plum Creek will hold a conference call today, October 24, at 5:00 p.m. EDT (2:00 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Internet site at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 3521774.

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” section of Plum Creek’s website at www.plumcreek.com.

_________________

Plum Creek is one of the largest private timberland owners in the nation, with approximately 8 million acres of timberlands in major timber producing regions of the United States and 10 wood products manufacturing facilities in the Northwest.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Nine Months Ended
	September 30, 2005	September 30, 2004
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$572	$513
Real Estate	220	280
Manufacturing	383	396
Other	10	12

Total Revenues	1,185	1,201

Costs and Expenses:
Cost of Goods Sold:
Timber	308	269
Real Estate	105	140
Manufacturing	349	332
Other	2	3

Total Cost of Goods Sold	764	744

Selling, General and Administrative	68	62

Total Costs and Expenses	832	806

Gain on Sale of Other Assets	--	5

Operating Income	353	400

Interest Expense, net	80	84

Income before Income Taxes	273	316

Provision for Income Taxes	6	27

Income from Continuing Operations	267	289

Gain on Sale of Properties, net of tax	20	--

Net Income	$287	$289

Income from Continuing Operations per Share
- Basic	$1.45	$1.57
- Diluted	$1.45	$1.57

Net Income per Share
- Basic	$1.56	$1.57
- Diluted	$1.56	$1.57

Weighted Average Number of Shares Outstanding
- Basic	183.9	183.3
- Diluted	184.6	184.1

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Quarter Ended
	September 30, 2005	September 30, 2004
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$180	$178
Real Estate	116	42
Manufacturing	126	140
Other	5	3

Total Revenues	427	363

Costs and Expenses:
Cost of Goods Sold:
Timber	107	96
Real Estate	65	16
Manufacturing	114	114
Other	1	--

Total Cost of Goods Sold	287	226

Selling, General and Administrative	23	22

Total Costs and Expenses	310	248

Operating Income	117	115

Interest Expense, net	26	28

Income before Income Taxes	91	87

Benefit (Provision) for Income Taxes	5	(10)

Net Income	$96	$77

Net Income per Share
- Basic	$0.52	$0.42
- Diluted	$0.52	$0.42

Weighted Average Number of Shares Outstanding
- Basic	184.0	183.5
- Diluted	184.6	184.2

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	September 30, 2005	December 31, 2004
	(In Millions, Except Per Share Amounts)
ASSETS

Current Assets:
Cash and Cash Equivalents	$409	$347
Restricted Advance from Customer	38	4
Accounts Receivable	45	40
Like-Kind Exchange Funds Held in Escrow	10	11
Inventories	67	71
Deferred Tax Asset	11	10
Other Current Assets	19	16

	599	499

Timber and Timberlands - Net	3,670	3,590
Property, Plant and Equipment -- Net	242	253
Investment in Grantor Trusts	24	29
Other Assets	9	7

Total Assets	$4,544	$4,378

LIABILITIES

Current Liabilities:
Current Portion of Long-Term Debt	$31	$32
Short-Term Debt	50	--
Accounts Payable	44	41
Interest Payable	35	28
Wages Payable	21	25
Taxes Payable	23	22
Deferred Revenue	57	16
Other Current Liabilities	12	20

	273	184

Long-Term Debt	1,356	1,405
Lines of Credit	501	448
Deferred Tax Liability	40	45
Other Liabilities	52	56

Total Liabilities	2,222	2,138

Commitments and Contingencies

STOCKHOLDERS' EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0,
outstanding - none	--	--
Common Stock, $0.01 par value, authorized shares - 300.6,
issued (including Treasury Stock) - 186.0 at September 30, 2005,
and 185.7 at December 31, 2004	2	2
Additional Paid-In Capital	2,175	2,168
Retained Earnings	189	111
Treasury Stock, at cost, Common Shares - 2.0	(44)	(43)
Other Equity	--	2

Total Stockholders' Equity	2,322	2,240

Total Liabilities and Stockholders' Equity	$4,544	$4,378

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Nine Months Ended
	September 30, 2005	September 30, 2004
	(In Millions)

Cash Flows From Operating Activities:
Net Income	$287	$289
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 Loss Related to Hurricane in 2005)	85	78
Basis of Real Estate Sold (Includes Impairment Losses of $20 in 2004)	82	127
Deferred Income Taxes	(5)	12
Gain on Sales of Properties and Other Assets	(22)	(5)
Working Capital Changes	(1)	15
Other	1	--

Net Cash Provided By Operating Activities	427	516

Cash Flows From Investing Activities:
Property Additions (Excluding Timberland Acquisitions)	(53)	(49)
Timberlands Acquired (Including Tax-Deferred Exchange Proceeds)	(183)	(45)
Proceeds from Sales of Properties and Other Assets
(Including Tax-Deferred Exchange Proceeds)	27	27
Other	(1)	--

Net Cash Used In Investing Activities	(210)	(67)

Cash Flows From Financing Activities:
Dividends	(209)	(194)
Borrowings under Line of Credit	1,806	1,671
Repayments of Borrowings under Line of Credit	(1,753)	(1,799)
Proceeds from Issuance of Short-Term Debt	50	--
Principal Payments and Retirement of Long-Term Debt	(51)	(34)
Proceeds from Stock Option Exercises	4	9
Acquisition of Treasury Stock	(1)	--
Other	(1)	--

Net Cash Used In Financing Activities	(155)	(347)

Increase In Cash and Cash Equivalents	62	102
Cash and Cash Equivalents:
Beginning of Period	347	267

End of Period	$409	$369

PLUM CREEK TIMBER COMPANY, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Quarter Ended
	September 30, 2005	September 30, 2004
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$96	$77
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 Loss Related to Hurricane in 2005)	30	27
Basis of Real Estate Sold (Includes Impairment Losses of $1 in 2005 and 2004)	54	13
Deferred Income Taxes	(4)	--
Gain on Sales of Other Assets	(1)	--
Working Capital Changes	23	5
Other	1	3

Net Cash Provided By Operating Activities	199	125

Cash Flows From Investing Activities:
Property Additions (Excluding Timberland Acquisitions)	(25)	(17)
Timberlands Acquired (Including Tax-Deferred Exchange Proceeds)	(103)	(6)
Proceeds from Sales of Properties and Other Assets
(Including Tax-Deferred Exchange Proceeds)	22	--
Other	(1)	--

Net Cash Used In Investing Activities	(107)	(23)

Cash Flows From Financing Activities:
Dividends	(69)	(66)
Borrowings under Line of Credit	666	444
Repayments of Borrowings under Line of Credit	(660)	(444)
Principal Payments and Retirement of Long-Term Debt	(2)	(2)
Proceeds from Stock Option Exercises	--	6
Acquisition of Treasury Stock	(1)	--
Other	(1)	--

Net Cash Used In Financing Activities	(67)	(62)

Increase In Cash and Cash Equivalents	25	40
Cash and Cash Equivalents:
Beginning of Period	384	329

End of Period	$409	$369